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                                                                  EXHIBIT (1)(s)


                          UNANIMOUS WRITTEN CONSENT OF
                            THE BOARD OF DIRECTORS OF
                      GE LIFE AND ANNUITY ASSURANCE COMPANY

WHEREAS, The Board of Directors of the Company, pursuant to the Provisions of
Section 38.2-3113 of the Code of Virginia, adopted a resolution establishing Life of Virginia Separate Account 4 ("Separate Account 4") on August 19, 1987; and

WHEREAS, The Board of Directors of the Company adopted resolutions changing the name of the company to GE Life and Annuity Assurance Company and the name of the separate account to GE Life & Annuity Separate Account 4 on January 1, 1999; and

WHEREAS, The Company wishes to establish 4 additional subaccounts/investment subdivisions of Separate Account 4 which will invest in shares of SP Prudential U.S. Emerging Growth Portfolio, Prudential Jennison Portfolio, Prudential Equity Portfolio II, SP Jennison International Growth Portfolio of Prudential Series Funds.

NOW, THEREFORE, BE IT RESOLVED, That the Executive Committee of the Board of Directors of the Company does hereby establish and create 4 additional subaccounts/investment subdivision of the aforementioned separate account. The new subdivisions/investment subdivisions shall invest in shares of a single mutual fund portfolio as set forth below:

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   INVESTMENT SUBDIVISIONS:                       TO BE INVESTED IN:
   ---------------------------------------------------------------------------------------------------
                                             Prudential Series Funds
   PRU U.S. Emerging Growth - I                    SP Prudential U.S. Emerging Growth Portfolio
   PRU Jennison - I                                Prudential Jennison Portfolio
   PRU Equity - I                                  Prudential Equity Portfolio
   PRU Jennison International Growth - I           SP Jennison International Growth Portfolio

   ---------------------------------------------------------------------------------------------------


FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Board of Directors hereby ratifies of any such officer in executing any such agreement prior to the date of these resolutions; and

FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That this resolution shall take effect as of January 31, 2001.